UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2012

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1614 15th Street, Suite 300 Denver, Colorado 80202		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In early November, American Midstream Partners, LP. (the "Partnership") commenced a planned turnaround of its Bazor Ridge processing plant in eastern Mississippi.  The turnaround took longer than expected to complete, during which the plant was offline. The plant recently resumed operations, including the benefit of efficiencies that were implemented during the turnaround.  The Partnership has taken and continues to take steps to mitigate the financial impact of the longer-than-expected turnaround, including discussions with new and existing customers to secure incremental volumes to process at the plant during the fourth quarter.  If these mitigation efforts are unsuccessful, the turnaround may have a material adverse impact on the Partnership's fourth quarter 2012 financial results. The Partnership currently estimates that the impact will be less than $1 million, not including the potential benefit of the mitigation efforts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner
Date:
November 26, 2012	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer